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As filed with the Securities and Exchange Commission on September 11, 2002

Registration No. 333-87542

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOSANTE PHARMACEUTICALS, INC.
(Name of Small Business Issuer in its Charter)

Delaware	2836	58-2301143
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

111 Barclay Boulevard
Lincolnshire, Illinois 60069
Telephone No.: (847) 478-0500

Phillip B. Donenberg
Chief Financial Officer, Treasurer and Secretary
BioSante Pharmaceuticals, Inc.
111 Barclay Boulevard
Lincolnshire, Illinois 60069
Telephone No.: (847) 478-0500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:
Amy E. Culbert, Esq.
Oppenheimer Wolff & Donnelly LLP
45 South Seventh Street, Suite 3300
Minneapolis, Minnesota 55402
(612) 607-7287

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box: ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

POST-EFFECTIVE AMENDMENT NO. 1

        The purpose of this Post-Effective Amendment No. 1 to the registration statement on Form SB-2, as amended (Registration Statement No. 333-87542), which registered 5,000,000 shares of BioSante's common stock to be sold on a best-efforts, self-underwritten basis, is to deregister 2,750,000 unsold shares of the 5,000,000 shares of BioSante's common stock registered for issuance pursuant to the registration statement. BioSante hereby removes from registration the 2,750,000 registered but unsold shares of BioSante's common stock under the registration statement.

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SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to this registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized in City of Lincolnshire, State of Illinois.

Dated: September 11, 2002	BIOSANTE PHARMACEUTICALS, INC.
	By:	/s/ STEPHEN M. SIMES Stephen M. Simes Vice Chairman, President and Chief Executive Officer
	By:	/s/ PHILLIP B. DONENBERG Phillip B. Donenberg Chief Financial Officer, Treasurer and Secretary

        In accordance with the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this registration statement on Form SB-2 has been signed by the following persons in the capacities indicated, on September 11, 2002.

Name and Signature	Title

/s/ STEPHEN M. SIMES Stephen M. Simes	Vice Chairman, President and Chief Executive Officer (Principal Executive Officer)
/s/ PHILLIP B. DONENBERG Phillip B. Donenberg	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)
* Louis W. Sullivan, M.D.	Chairman of the Board
* Edward C. Rosenow, III, M.D.	Director
* Victor Morgenstern	Director
* Ross Mangano	Director

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* Peter Kjaer	Director
* Fred Holubow	Director
* Angela Ho	Director
/s/ PHILLIP B. DONENBERG Phillip B. Donenberg	Attorney-in-Fact

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POST-EFFECTIVE AMENDMENT NO. 1
SIGNATURES